December 22, 2004



CNH Holdings Company
17304 Preston Road, Suite 975
Dallas, Texas  75252

         Re:      Option Agreement dated May 5, 2003

Ladies and Gentlemen:

     We have acted as counsel to CNH Holdings Company, a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the registration of: (i) 800,000 shares (the "Shares") of its Common Stock, $0.001 par value per share, issuable pursuant to the Option Agreement dated May 5, 2003 (the "Plan").

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Articles of Incorporation, as amended, and the Bylaws of the Company, as amended, and copies of the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the Chapter 78 of the Nevada Revised Statutes of the State of Nevada and the federal laws of the United States of America, it is our opinion that the Shares have been duly authorized, and when issued and delivered, against receipt by the Company of the agreed consideration therefore, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                            Very truly yours,

                                            /s/ Jackson Walker L.L.P.


                                            JACKSON WALKER L.L.P.